Exhibit 99.1

Accolade Announces Results for Fiscal First Quarter 2021

●	Fiscal first quarter 2021 revenue of $35.9 million, a 25% increase compared to fiscal first quarter 2020 revenue of $28.8 million, driven primarily by strength in new customer adds across segments and offerings
●	Launched pilot with Defense Health Agency, our first customer in the federal government sector
●	Provides fiscal second quarter 2021 and full-year fiscal 2021 guidance

SEATTLE, August 13, 2020 -- Accolade, Inc. (NASDAQ: ACCD), which provides personalized, technology-enabled solutions that help people better understand, navigate, and utilize the healthcare system and their workplace benefits, today announced financial results for the fiscal first quarter ended May 31, 2020.

“Accolade is a mission-driven organization, and in today's environment, our mission is more important than ever. The COVID-19 pandemic has made an already siloed and opaque healthcare system even more complex for people to navigate. During our fiscal first quarter, we delivered positive financial results in a strong demand environment driven in part by that increased complexity,” said Rajeev Singh, Accolade CEO.

Mr. Singh continued, “Our commitment to innovating for our customers was demonstrated again via the delivery of a new offering - Accolade COVID Response Care - to help our customers and their employees return to their workplace safely. As we look ahead to the future we see employers increasingly elevating healthcare and benefits and their utilization to a more a strategic buying decision given its role in business continuity.”

Financial Highlights for Fiscal First Quarter 2021 ended May 31, 2020

	Three months ended May 31,		%
	2020	2019	change

	(in millions, except percentages)

GAAP Financial Data:
Revenue	$35.9	$28.8	25%
Net loss	$(14.0)	$(15.9)	12%

Non-GAAP Financial Data(1):
Adjusted EBITDA	$(9.4)	$(11.7)	19%
Adjusted Gross Profit	$13.8	$11.4	21%
Adjusted Gross Margin	38.3%	39.6%

(1) A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying tables. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

Financial Outlook

Accolade provides forward-looking guidance on Revenue and Adjusted EBITDA.

For the fiscal second quarter ending August 31, 2020, we expect:

●	Revenue between $34.5 million and $35.5 million
●	Adjusted EBITDA, a non-GAAP measure, between $(12.5) million and $(14.5) million

For the full fiscal year ending February 28, 2021, we expect:

●	Revenue between $158.0 million and $161.0 million

●	Adjusted EBITDA, a non-GAAP measure, between $(32.0) million and $(36.0) million

We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably predicted.

Quarterly Conference Call Details

The company will host a conference call today, Thursday, August 13, 2020 at 5:00 p.m. E.T. to discuss its financial results. The call can be accessed by dialing 1-833-519-1281 for U.S. participants, or 1-914-800-3853 for international participants, referencing conference ID #3276322; or via a live audio webcast that will be available online at http://ir.accolade.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key customers or partners; (v) the impact of COVID-19 on our business and results of operation; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to our prospectus filed with the SEC on July 1, 2020 and the Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2020 expected to be filed with the SEC on or about August 13, 2020. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

About Accolade, Inc.

Accolade provides personalized health and benefits solutions designed to empower every person to live their healthiest life. Using a blend of cloud-based technologies, specialized support from Accolade Health Assistants® and Clinicians, and integrated data and programs across mobile, online and phone, Accolade navigates people through the healthcare system with trust, empathy and ease. Employers offer Accolade to employees and their families as the single place to turn for all health, healthcare, and benefits questions or concerns, increasing their engagement in benefits and connecting them to high-quality providers and care. By empowering members to make better decisions about their health, Accolade can support members in lowering the cost and complexity of healthcare while achieving consumer satisfaction ratings over 90 percent and an NPS of 60.

Investor Contact:

Asher Dewhurst, Investor Relations, 443-213-0500, Accolade@westwicke.com;

Media Contact:

Megan Torres, Public Relations, 206-679-9630, Megan.Torres@accolade.com

Source: Accolade

Financial Tables

Accolade, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(In thousands, except share and per share data)

	May 31,	February 29,
Assets	2020	2020
Current assets:
Cash and cash equivalents	$77,682	$33,155
Accounts receivable	2,971	294
Unbilled revenue	234	895
Current portion of deferred contract acquisition costs	1,395	1,368
Current portion of deferred financing fees	279	279
Prepaid and other current assets	14,193	12,944
Total current assets	96,754	48,935
Property and equipment, net	12,598	13,625
Goodwill	4,013	4,013
Acquired technology, net	1,692	2,054
Deferred contract acquisition costs	4,103	3,876
Other assets	1,322	745
Total assets	$120,482	$73,248
Liabilities, convertible preferred stock and stockholders’ deficit
Current liabilities:
Accounts payable	$4,940	$5,273
Accrued expenses	4,375	6,580
Accrued compensation	26,627	23,838
Deferred rent and other current liabilities	729	674
Due to customers	4,278	4,674
Current portion of deferred revenue	34,444	28,919
Total current liabilities	75,393	69,958
Loans payable, net of unamortized issuance costs	72,524	21,144
Deferred rent and other noncurrent liabilities	5,614	5,523
Deferred revenue	426	396
Total liabilities	153,957	97,021

Convertible preferred stock :
Preferred stock; 19,513,996 shares authorized; 19,513,939 issued and outstanding at May 31, 2020 and February 29, 2020, respectively (liquidation value of $239,244 at May 31, 2020)	233,022	233,022

Stockholders’ deficit
Common stock par value $0.0001; 65,000,000 shares authorized; 6,381,257 and 6,033,450 shares issued and outstanding at May 31, 2020 and February 29, 2020, respectively	2	2
Additional paid-in capital	68,329	64,071
Accumulated deficit	(334,828)	(320,868)
Total stockholders’ deficit	(266,497)	(256,795)
Total liabilities, convertible preferred stock and stockholders’ deficit	$120,482	$73,248

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Operation (unaudited)

(In thousands, except share and per share data)

	Three months ended May 31,
	2020	2019
Revenue	$35,894	$28,763
Cost of revenue, excluding depreciation and amortization	22,239	17,435
Operating expenses:
Product and technology	11,370	11,246
Sales and marketing	7,315	7,662
General and administrative	5,667	5,563
Depreciation and amortization	1,928	2,160
Total operating expenses	26,280	26,631
Loss from operations	(12,625)	(15,303)
Interest expense, net	(1,282)	(543)
Other expense	(15)	(34)
Loss before income taxes	(13,922)	(15,880)
Income tax expense	(38)	(23)
Net loss	$(13,960)	$(15,903)

Net loss per share, basic and diluted	$(1.86)	$(3.22)

Weighted-average common shares outstanding, basic and diluted	7,524,016	4,945,593

The following table summarizes the amount of stock-based compensation included in the consolidated statements of operations:

	Three months ended May 31,
	2020	2019
Cost of revenue	$109	$72
Product and technology	434	361
Sales and marketing	303	347
General and administrative	413	656
Total stock-based compensation	$1,259	$1,436

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Three months ended May 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(13,960)	$(15,903)
Adjustments to reconcile net loss to net cash used in
Operating activities:
Depreciation and amortization expense	1,928	2,160
Amortization of deferred contract acquisition costs	393	228
Noncash interest expense	141	90
Stock-based compensation expense	1,259	1,436
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(2,016)	(43)
Accounts payable and accrued expenses	(1,683)	(52)
Deferred contract acquisition costs	(647)	(345)
Deferred revenue and due to customer	5,159	2,521
Accrued compensation	2,789	(5,572)
Deferred rent and other liabilities	146	(134)
Other assets	(1,826)	(1,266)
Net cash used in operating activities	(8,317)	(16,880)
Cash flows from investing activities:
Capitalized software development costs	(289)	—
Purchases of property and equipment	(249)	(109)
Net cash used in investing activities	(538)	(109)
Cash flows from financing activities:
Proceeds from stock option and warrant exercises	2,937	345
Proceeds from borrowings on debt	51,166	—
Payments of initial public offering costs	(721)	—
Net cash provided by financing activities	53,382	345
Net increase (decrease) in cash and cash equivalents	44,527	(16,644)
Cash and cash equivalents, beginning of period	33,155	42,701
Cash and cash equivalents, end of period	$77,682	$26,057
Supplemental cash flow information:
Interest paid	$586	$601
Fixed assets included in accounts payable	$42	$16
Other receivable related to stock option exercises	$234	$11
Income taxes paid	$13	$—
Offering costs included in prepaid and other current assets and accounts payable and accrued expenses	$2,474	$—

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we use the following non-GAAP financial measures to help us evaluate trends, establish budgets, measure the effectiveness and efficiency of our operations, and determine employee incentives. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, and excluding stock-based compensation. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors, as they eliminate the impact of certain noncash expenses and allow a direct comparison of these measures between periods without the impact of noncash expenses and certain other nonrecurring operating expenses.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted to exclude interest expense (net), income tax expense (benefit), depreciation and amortization, stock-based compensation, and acquisition and integration-related costs. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance. We believe Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry, as this measure generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA have certain limitations, including that they exclude the impact of certain non-cash charges, such as depreciation and amortization, whereas underlying assets may need to be replaced and result in cash capital expenditures, and stock-based compensation expense, which is a recurring charge. These non-GAAP financial measures may also not be comparable to similarly titled measures of other companies because they may not calculate such measures in the same manner, limiting their usefulness as comparative measures. In evaluating these non-GAAP financial measures, you should be aware that in the future we expect to incur expenses similar to the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or nonrecurring items. When evaluating our performance, you should consider these non-GAAP financial measures alongside other financial performance measures, including the most directly comparable GAAP measures set forth in the reconciliation tables below and our other GAAP results. The following table presents, for the periods indicated, a reconciliation of our revenue to Adjusted Gross Profit:

	For the three months ended
	May 31,
	2020	2019

	(in thousands, except percentages)
Revenue	$35,894	$28,763
Less:
Cost of revenue, excluding depreciation and amortization	(22,239)	(17,435)
Gross profit, excluding depreciation and amortization	13,655	11,328
Add:
Stock‑based compensation, cost of revenue	109	72
Adjusted Gross Profit	$13,764	$11,400
Gross margin, excluding depreciation and amortization	38.0%	39.4%
Adjusted Gross Margin	38.3%	39.6%

The following table presents, for the periods indicated, a reconciliation of our Adjusted EBITDA to our net loss:

	For the three months ended
	May 31,
	2020	2019

	(in thousands)
Net Loss	$(13,960)	$(15,903)
Adjusted for:
Interest expense, net	1,282	543
Income tax provision	38	23
Depreciation and amortization	1,928	2,160
Stock‑based compensation	1,259	1,436
Other expense	15	34
Adjusted EBITDA	$(9,438)	$(11,707)